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                            SCHEDULE 14A INFORMATION
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                                (Amendment No. )

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                   Nooney Real Property Investors-Four, L. P.
                (Name of Registrant as Specified in Its Charter)

                           Millenium Investors 2, LLC
                   (Name of Person(s) Filing Proxy Statement)

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                             YOUR VOTE IS NEEDED TO
                     DETERMINE THE FUTURE OF YOUR INVESTMENT
                                       In
                   NOONEY REAL PROPERTY INVESTORS-FOUR, L. P.,
               a Missouri limited partnership (the "Partnership")


         On October 31, 1997, the original general partners of your Partnership sold out their interests as general partners and sold off Nooney Capital Corp. (the managing general partner of the Partnership) to S-P Properties, Inc., a California corporation which is a wholly-owned subsidiary of CGS Real Estate Company, Inc., a Texas corporation ("CGS").

     The original general partners got cashed out of the Partnership! When will you?

     An affiliate of CGS was supposedly going to buy the Partnership's properties, for $1,000,000 less than another offer, but the CGS affiliate never put up any earnest money and the contracts were declared "null and void" in the last quarterly report. Will the properties ever be sold? The Limited Partners are told only that the "general partner is now re-evaluating several options regarding the sale of the properties and liquidation of the partnership." On June 25, 1999, a lawsuit was filed against the managing general partner regarding the attempted sale of the properties. It is unlikely the current general partners will cause the Partnership to sell the properties and distribute the proceeds until the lawsuit is resolved. Is this the way you want your Partnership managed?

     You have an opportunity to exercise your rights as a Limited Partner to remove the current general partners, and replace them with Millenium Investors 2, LLC ("Millenium"). Millenium has affiliates that own 668 (4.9%) of the Partnership units. CGS and its affiliates own no Partnership units. Like you, Millenium wants to see the Partnership's properties sold at the best possible price as soon as possible, so the Partnership can distribute the proceeds and liquidate.

     Over 95% of the Limited Partners who have voted so far have voted in favor of Millenium's proposals, but Millenium must receive votes from Limited Partners representing a majority of the Partnership units. Not voting is the same as voting against Millenium's proposals to replace the current general partners and to liquidate the Partnership. Given the response we have received to date, we believe many Limited Partners are in favor of Millenium's proposals, but have not yet voted.

     We have extended the voting deadline to September 29, 1999 so you can still vote. Be sure your vote is counted the way you want it to be. Please sign, date and return the enclosed Consent of Limited Partner form as promptly as possible in the enclosed, prepaid envelope. If you have any questions, please do not hesitate to contact us.


                           MILLENIUM INVESTORS 2, LLC
                     199 South Los Robles Avenue, Suite 440
                           Pasadena, California 91101

                        (800) 611-4613 or (626) 585-5920